Exhibit 21
HUBBELL INCORPORATED AND SUBSIDIARIES
LISTING OF SUBSIDIARIES

State or Other
Jurisdiction of
Subsidiary	Incorporation
Bel Manufacturera, S.A. de C.V.	Mexico
Fargo Mfg. Company, Inc.	New York
GAI-Tronics Corporation	Delaware
Hubbell Gibraltar Limited	Gibraltar
GAI-Tronics S.r.l.	Italy
Harvey Hubbell, Incorporated	Connecticut
Harvey Hubbell Limited	UK
Hipotronics, Inc.	Delaware
Hubbell Cayman Limited	Cayman Islands
Hubbell Cayman Investments Limited	Cayman Islands
Hubbell Asia Limited	Hong Kong
Dongguan Hubbell Electrical Products Company Limited	China
Hubbell Commercial and Trading (Shanghai) Co., Ltd.	China
Hubbell Luxembourg S.á.r.l.	Luxembourg
Wepawaug Canada Corp.	Canada
Electro Composites (2008) ULC	Canada
Haefely Test, AG	Switzerland
Hawke Asia Pacific Pte. Ltd.	Singapore
Hubbell Canada LP	Canada
Fábrica de Pecas Elétricas Delmar Ltda.	Brazil
Hubbell Canada Investments LP	Canada
Hubbell Finance LLC	Delaware
Hubbell Holdings Limited	UK
GAI-Tronics Limited	UK
Hawke Cable Glands Limited	UK
Hubbell Limited	UK
Chalmit Lighting Limited	UK
Hubbell Management, Inc.	Canada
OB Canada (1982) Inc.	Canada
Hubbell de Mexico, S.A. de C.V.	Mexico
Hubbell Distribution, Inc.	Delaware
Hubbell Incorporated (Delaware)	Delaware
Hubbell Building Automation, Inc.	Texas
Hubbell Investments Limited	Cayman Islands
Dual-Lite Cayman Limited	Cayman Islands
Hubbell Australia Holdco Limited	Cayman Islands
Hubbell (Australia) Holdings Pty. Limited	Australia
Austdac Pty. Limited	Australia
Hubbell Caribe Limited	Cayman Islands
Hubbell Switch Holding Co., Inc.	Delaware
Burndy Americas Inc.	Delaware
Burndy Americas International Holdings LLC	Delaware
Burndy Canada Inc.	Canada
Burndy do Brasil Industria, Comercio, Importacao e Exportacao de Conectores Ltda.	Brazil
Burndy Products Mexico, S.A. de C.V.	Mexico

State or Other
Jurisdiction of
Subsidiary	Incorporation
Burndy LLC	Delaware
Burndy Technology LLC	Delaware
Hubbell International, LLC	Delaware
Hubbell Korea, Ltd.	Korea
Hubbell Industrial Controls, Inc.	Delaware
Gleason Reel Corp.	Delaware
Hubbell Lighting, Inc.	Connecticut
Arrow Consolidated Corporation	Pennsylvania
Artesanias Baja, S. A. de C.V.	Mexico
Columbia Lighting Properties, Inc.	Michigan
Hubbell Entertainment, Inc.	Delaware
KV Holding Co., Inc.	Delaware
Versen Holdings, Inc.	Delaware
Kurt Versen, Inc.	Delaware
Lighting Corporation of America	Delaware
Progress Lighting, Inc.	Delaware
Progress Lighting Properties, Inc.	Michigan
Progressive Lighting, Inc. (North Carolina)	North Carolina
Progressive Lighting, Inc. (South Carolina)	South Carolina
Varon Lighting Group, LLC	Delaware
Beacon Products, LLC	Florida
Paragon Lighting, Inc.	Wisconsin
ECO PLUS, LLC	Wisconsin
Precision-Lighting, LLC	California
Precision Fluorescent East, LLC	Florida
Thomas Research Products, LLC	Delaware
Hubbell Plastics, Inc.	Delaware
Hubbell Power Systems, Inc.	Delaware
Big Sky Land & Cattle Company, LLC	Alabama
Hubbell Lenoir City, Inc.	Virginia
CDR Systems Corp.	California
CDR de Mexico S. de R.L. de C.V.	Mexico
McGrane de Mexico, S. de R.L. de C.V.	Mexico
Newco Condenser, Inc. — Delaware	Delaware
PCORE Electric Company, Inc.	Delaware
USCO Power Equipment Corporation	Alabama
Big Sky Fabricators, Inc.	Alabama
Hubbell-Taian Co., Ltd.	Taiwan
Hubbell-Anmex Pte. Ltd.	Singapore
Hub Reinsurance Ltd.	Bermuda
HUBS, Inc.	Delaware
Pulse Communications, Inc.	Virginia
State Street Corp.	Connecticut
Wepawaug Development, LLC	Delaware